UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Data Domain, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	94-3412175
(State of Incorporation or Organization)	(I.R.S. Employer Identification no.)

2300 Central Expressway Santa Clara, CA	95050
(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
Common Stock, $0.0001 par value	The NASDAQ Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box.  ☐

Securities Act registration statement file number to which this form relates:	333-141716
(If Applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

Not Applicable

Item 1. Description of Registrant’s Securities to be Registered.

See the “Description of Capital Stock” section included in the Registration Statement on Form S-1 (File No. 333-141716) of Data Domain, Inc. (the “Registrant”), initially filed with the Securities and Exchange Commission on March 30, 2007 (the “S-1 Registration Statement”), which section is hereby incorporated by reference.

Item 2. Exhibits.

Under the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed because no other securities of the Registrant are registered on the NASDAQ Stock Market LLC and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: June 5, 2007	DATA DOMAIN, INC.

	By:	/s/ Michael P. Scarpelli
	Name:	Michael P. Scarpelli
	Title:	Vice President and Chief Financial Officer